CONSENT OF EXPERT

March 20, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re:	Auryn Resources Inc. (the "Company") Amendment No. 2 to Registration Statement on Form F‐10 dated March 20, 2018 (the "Registration Statement")

I, Michael Henrichsen, P. Geo, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the Management Discussion and Analysis of Auryn Resources Inc. for the nine months ended September 30, 2017 in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post‐effective amendments.

Yours truly,

/s/ Michael Henrichsen
Michael Henrichsen, P. Geo